Exhibit 99.1

Marrone Bio Innovations Reports Second Quarter 2013 Financial Results

DAVIS, Calif., September 12, 2013 — Marrone Bio Innovations, Inc. (NASDAQ: MBII), a provider of bio-based pest management and plant health products, announced today financial results for the second quarter ended June 30, 2013.

Financial Highlights for the Second Quarter of 2013

•	Revenues totaled $4.5 million, an almost 200% increase over the second quarter of 2012.

•	Net loss of $1.6 million, compared to net loss of $3.9 million in the second quarter of 2012.

•	At June 30, 2013, cash and cash equivalents totaled $4.2 million. The Company subsequently received $56 million in net proceeds in connection with its initial public offering, which closed on August 7, 2013. The impact of the initial public offering is not included in the Company’s financial results for the period ended June 30, 2013.

“We are pleased with our second quarter results and the recent completion of our IPO,” said Pam Marrone, Chief Executive Officer of Marrone Bio Innovations. “During the quarter we saw ongoing robust demand for our environmentally responsible, bio-based products. Going forward, the demonstration of our pipeline products’ efficacy in the field, newly received patents and recent additions to our team position us favorably for continued growth in 2013 and beyond. With our proprietary discovery process and rapid development platform, we believe we are well positioned to add to our broad pipeline of innovative bio-based solutions.”

Recent Business Highlights

•	Completed an initial public offering of 5,462,500 shares of common stock at a public offering price of $12 per share.

•	Received U.S. Patents for two bioherbicide active ingredients.

•	Added key new staff members including Chief Science Officer Dr. Alison Stewart and Chief Patent Counsel Dr. Yuko Soneoka.

•	Received EPA approval to allow Grandevo to be sprayed when bees are actively flying.

•	Signed lease for larger headquarters facility in Davis, CA to accommodate future growth.

•	Four pipeline product candidates showed positive field trial results.

Commenting on the Company’s financial results, Don Glidewell, Chief Financial Officer of Marrone Bio Innovations, added, “Our revenue growth in the second quarter underscores the increased demand for our products among our growing customer base. We will continue to seek to leverage our platform and products to penetrate new markets, segments and geographies.”

Business Outlook

For the full year 2013, the Company expects revenues to approximately double compared to the full year 2012.

Conference Call Information

Marrone Bio Innovations (NASDAQ: MBII) will host an investor conference call and webcast the event beginning at 4:30 p.m. Eastern Time on September 12, 2013. To access the conference call, dial 760-298-5095 or 877-303-6220 (toll-free) and enter passcode 34004357. The webcast and replay will be available on Marrone Bio Innovations’ investor relations website at http://investors.marronebio.com/. A replay of the conference call will be available within two hours of the conclusion of the conference call through September 15, 2013. To access the replay, please dial 404-537-3406 or 855-859-2056 and enter passcode 34004357.

About Marrone Bio Innovations

Marrone Bio Innovations, Inc. (NASDAQ: MBII) is a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental, and water treatment markets. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include statements regarding our expectations, beliefs, hopes, goals, intentions, initiatives or strategies, including statements relating to leveraging our

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platform to penetrate new markets and the results from the field trials. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements, including the timing of and costs associated with the launch of products, the difficulty in predicting the timing or outcome of product research and development efforts and regulatory approvals. Additional relevant information concerning risks can be found in the in the Form S-1/A that the Company filed with the Securities and Exchange Commission on August 1, 2013.

Condensed Consolidated Balance Sheets

(In Thousands)

	JUNE 30, 2013	DECEMBER 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,237	$10,006
Restricted cash	—	9,139
Accounts receivable	3,905	2,970
Inventories	6,928	4,872
Prepaid expenses and other current assets	1,522	478

Total current assets	16,592	27,465
Property, plant and equipment, net	4,766	3,528
Other assets	4,217	2,785

Total assets	$25,575	$33,778

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$4,300	$2,104
Accrued liabilities	2,272	3,023
Deferred revenue, current portion	324	324
Capital lease obligations, current portion	573	207
Debt, current portion	172	8,572
Preferred stock warrant liability	1,308	1,884
Common stock warrant liability	1,424	301
Convertible notes payable, current portion	18,991	22,518

Total current liabilities	29,364	38,933
Deferred revenue, less current portion	1,534	1,696
Capital lease obligations, less current portion	357	195
Debt, less current portion	12,265	7,766
Convertible notes payable, less current portion	29,243	19,342
Other liabilities	614	481

Total liabilities	73,377	68,413
Commitments and contingencies
Convertible preferred stock—Series A	3,747	3,747
Convertible preferred stock—Series B	10,758	10,758
Convertible preferred stock—Series C	25,107	25,107
Stockholders’ deficit:
Common stock	—	—
Additional paid-in capital	1,921	1,322
Accumulated deficit	(89,335)	(75,569)

Total stockholders’ deficit	(87,414)	(74,247)

Total liabilities, convertible preferred stock and stockholders’ deficit	$25,575	$33,778

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amount)

(Unaudited)

	THREE MONTHS ENDED JUNE 30		SIX MONTHS ENDED JUNE 30
	2013	2012	2013	2012
Revenues:
Product	$4,419	$1,421	$7,068	$3,377
License	81	88	162	131

Total revenues	4,500	1,509	7,230	3,508
Cost of product revenues	3,398	684	5,193	1,544

Gross profit	1,102	825	2,037	1,964
Operating expenses:
Research and development	3,941	2,415	7,224	5,148
Selling, general and administrative	3,107	2,166	5,954	4,488

Total operating expenses	7,048	4,581	13,178	9,636

Loss from operations	(5,946)	(3,756)	(11,141)	(7,672)
Other income (expense):
Interest income	—	4	1	6
Interest expense	(2,285)	(601)	(4,270)	(657)
Change in estimated fair value of financial instruments	6,550	435	2,987	420
Gain on extinguishment of debt	49	—	49	—
Other (expense) income, net	(7)	6	(14)	7

Total other income (expense), net	4,307	(156)	(1,247)	(224)

Loss before income taxes	(1,639)	(3,912)	(12,388)	(7,896)
Income taxes	—	—	—	—

Net loss	(1,639)	(3,912)	(12,388)	(7,896)
Deemed dividend on convertible notes	(1,378)	—	(1,378)	(1,253)

Net loss attributable to common stockholders	$(3,017)	$(3,912)	$(13,766)	$(9,149)

Net loss per common share:
Basic and diluted	$(2.36)	$(3.13)	$(10.81)	$(7.33)

Weighted-average shares outstanding used in computing net loss per common share:
Basic and diluted	1,277	1,251	1,273	1,249

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	SIX MONTHS ENDED JUNE 30
	2013	2012
Cash flows from operating activities
Net loss	$(12,388)	$(7,896)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	356	288
Share-based compensation	588	381
Noncash interest expense	3,404	296
Change in estimated fair value of financial instruments	(2,987)	(420)
Gain on extinguishment of debt	(49)	—
Net changes in operating assets and liabilities:
Accounts receivable	(935)	(613)
Inventories	(2,056)	(1,442)
Prepaid expenses and other current assets	(560)	130
Other assets	(1,073)	(1,503)
Accounts payable	2,196	885
Accrued liabilities	(751)	(190)
Deferred revenue	(162)	869
Other liabilities	8	(10)

Net cash used in operating activities	(14,409)	(9,225)
Cash flows from investing activities
Purchases of property, plant and equipment	(1,338)	(358)
Purchase of short-term investments	—	(1,338)
Maturities of short-term investments	—	2,000

Net cash (used in) provided by investing activities	(1,338)	304
Cash flows from financing activities
Proceeds from issuance of convertible notes payable	6,529	8,075
Proceeds from issuance of debt	3,700	9,875
Proceeds from line of credit	—	500
Repayment of line of credit	—	(500)
Repayment of debt	(9,303)	(276)
Repayment of capital leases	(98)	(91)
Change in restricted cash	9,139	—
Proceeds from exercise of stock options	11	13

Net cash provided by financing activities	9,978	17,596

Net (decrease) increase in cash and cash equivalents	(5,769)	8,675
Cash and cash equivalents, beginning of year	10,006	2,215

Cash and cash equivalents, end of period	$4,237	$10,890

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest of $279 and $0 for six months ended June 30, 2013 and 2012, respectively.	$866	$361

Supplemental disclosure of noncash investing and financing activities
Interest added to the principal of convertible notes	$1,299	$—

Equipment acquired under capital leases	$256	$10

Source: Marrone Bio Innovations

Investor Contact

The Blueshirt Group

David Niederman

+1-415-489-2189

ir@marronebio.com